UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2018

Red Hat, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On September 19, 2018, Red Hat, Inc. announced its financial results for the fiscal second quarter ended August 31, 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In the press release, we disclosed non-GAAP financial information for the three and six months ended August 31, 2018 and August 31, 2017. These non-GAAP disclosures include non-GAAP revenue growth rates measured on a constant currency basis, non-GAAP cash flow provided by operations and a reconciliation of GAAP net income to non-GAAP adjusted net income based on:

  the impact of non-cash share-based compensation expense under FASB ASC Section 718 Compensation-Stock Compensation ("ASC 718") and the related discrete tax benefit or expense;
  the impact of expense associated with the amortization of intangible assets primarily related to business combinations;
  the impact of non-cash interest expense related to the debt discount described below; and
  the impact of transaction costs related to business combinations.

These non-GAAP disclosures should not be used as a substitute for our GAAP results, but rather read in conjunction with our GAAP results. The non-GAAP financial measures we disclosed and the methods we used to calculate non-GAAP results are not in accordance with GAAP and may be materially different from the non-GAAP measures and methods used by other companies.

We disclosed non-GAAP revenue growth rates for subscription revenue, training and services revenue and total revenue measured on a constant currency basis for the three and six months ended August 31, 2018 in an effort to provide a comparable framework for assessing how our business performed when compared to the three and six months ended August 31, 2017 in light of the effect of exchange rate differences. Approximately 45.1% and 45.3% of our revenue for the three and six months ended August 31, 2018, respectively, was produced by sales outside the United States. The income statements of our non-U.S. operations are translated into U.S. dollars using the average exchange rates for each month in an applicable period. To the extent the U.S. dollar weakens against foreign currencies, the translation of transactions denominated in foreign currencies results in increased revenue, as stated in U.S. dollars, for our non-U.S. operations. Similarly, revenue, as stated in U.S. dollars, for our non-U.S. operations decreases if the U.S. dollar strengthens against foreign currencies. Using the average foreign currency exchange rates for the three and six months ended August 31, 2017, our subscription revenue for the three and six months ended August 31, 2018 would have been higher than we reported by $2.6 million and lower than we reported by $17.7 million, respectively, our training and services revenue for the three and six months ended August 31, 2018 would have been higher than we reported by $1.6 million and lower than we reported by less than $1.0 million, respectively, and our total revenue for the three and six months ended August 31, 2018 would have been higher than we reported by $4.2 million and lower than we reported by $18.4 million, respectively.

We also disclosed non-GAAP deferred revenue growth rates measured on a constant currency basis for the twelve months ended August 31, 2018 and revenue growth rates by geographic segment measured on a constant currency basis for the three and six months ended August 31, 2018 in an effort to provide a comparable framework for assessing how our business performed when compared to the twelve months ended August 31, 2017 and the three and six months ended August 31, 2017, respectively, in light of the effect of exchange rate differences.

We excluded GAAP share-based compensation expense and the related discrete tax benefit or expense for the purpose of calculating non-GAAP adjusted net income and non-GAAP adjusted net income per share because share-based compensation expense is a non-cash expense which may vary significantly from period to period as a result of changes not directly or immediately related to the particular period’s operational performance. For example, the amount recognized for share-based awards is directly related to the underlying share price of our common stock as of the date of grant, which, in the short-term, may not be directly related to our operational performance. Consequently, management believes that by excluding share-based compensation expense we provide an alternative and useful measure of operating performance. Management also believes that non-GAAP measures of profitability that exclude share-based compensation expense are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance. Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP non-cash, share-based compensation expense of $52.7 million and $98.7 million for the three and six months ended August 31, 2018, respectively, and $46.9 million and $90.7 million for the three and six months ended August 31, 2017, respectively, versus the non-GAAP exclusion of such expense.

Amortization expense related to intangible assets results primarily from business combinations. These costs are fixed in connection with an acquisition, are then amortized over a number of years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management generally does not consider such costs for the purpose of evaluating the performance of the business or its managers or when making decisions to allocate resources. Management also believes that non-GAAP measures of profitability that exclude amortization expense related to intangible assets are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance. Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP non-cash amortization expense of $9.7 million and $19.6 million for the three and six months ended August 31, 2018, respectively, and $8.2 million and $15.3 million for the three and six months ended August 31, 2017, respectively, versus the non-GAAP exclusion of such expense.

We also excluded GAAP non-cash interest expense relating to our 0.25% convertible senior notes issued in October 2014 for the purpose of calculating non-GAAP adjusted net income and non-GAAP adjusted net income per share. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, management believes that excluding this non-cash interest expense from the accretion of the debt discount in calculating our non-GAAP measures is useful because this incremental interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP non-cash interest expense related to the debt discount of $3.9 million and $8.9 million for the three and six months ended August 31, 2018, respectively, and $4.9 million and $9.8 million for the three and six months ended August 31, 2017, respectively, versus the non-GAAP exclusion of such expense. Additionally, for the purpose of calculating non-GAAP adjusted net income per share, non-GAAP diluted weighted average shares outstanding excludes 3.7 million shares and 3.8 million shares for the three and six months ended August 31, 2018, respectively, and 2.7 million shares and 2.2 million shares for the three and six months ended August 31, 2017, respectively, from our calculation of GAAP diluted weighted average shares outstanding.  We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in October 2014 in connection with the issuance of the convertible notes.

We also excluded GAAP expense relating to costs we incurred in connection with business combinations. These costs include acquisition-related charges such as transaction expenses. As we do not acquire or dispose of businesses on a predictable cycle, the terms of each acquisition are unique and can vary significantly from other acquisitions and significant expense can be incurred in connection with an acquisition that we would not have otherwise incurred in the periods presented as part of our continuing operations, management believes that by excluding such expense we provide an alternative and useful measure of operating performance. Management also believes that non-GAAP measures of profitability that exclude acquisition-related charges are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance. Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP acquisition-related expense of less than $1.0 million for both the three and six months ended August 31, 2018, and GAAP acquisition-related expenses of $1.2 million and $1.4 million for the three and six months ended August 31, 2017, respectively, versus the non-GAAP exclusion of such expense.

We recently adopted ASU 2016-15: Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which now requires us to classify the portion of repayments of the convertible notes that is attributable to the debt discount as a cash outflow from operating activities rather than a cash outflow from financing activities.  As a result, we have disclosed non-GAAP net cash provided by operating activities for the three and six months ended August 31, 2018, which removes the impact of this classification as a cash outflow from operating activities, in an effort to provide a comparable framework for assessing how our business performed when compared to the three and six months ended August 31, 2017.  Our reconciliation of GAAP net cash provided by operating activities to non-GAAP net cash provided by operating activities includes the portion of repayments of convertible notes attributable to debt discount of $32.6 million for both the three and six months ended August 31, 2018 versus the non-GAAP exclusion of such repayments.

On August 21, 2018, the Internal Revenue Service issued Notice 2018-68 providing guidance regarding amendments to Section 162(m) of the Internal Revenue Code contained in the Tax Cuts and Jobs Act that limit tax deductions for compensation granted to certain executives. As a result of this guidance, our GAAP provision for income taxes for the three and six months ended August 31, 2018 includes the impact of this tax deduction limitation.  In an effort to provide a comparable framework for assessing how our business performed when compared to the three and six months ended August 31, 2017, the calculation of our non-GAAP provision for income taxes for the three and six months ended August 31, 2018 excludes $5.0 million of tax expense for share-based compensation that is no longer deductible.

Additionally, for the three months ended August 31, 2018, we recorded a tax charge of approximately $18 million, resulting primarily from the re-measurement of deferred tax assets associated with the non-deductibility of certain share-based compensation under Notice 2018-68 and the reversal of certain share-based compensation benefits recognized during the three months ended May 31, 2018.  Our non-GAAP provision for income tax excludes this impact related to Notice 2018-68.

Management believes that these adjusted non-GAAP results, when read in conjunction with the GAAP results, offer a useful view of our business performance in that they provide a more consistent means of comparing performance to prior periods in light of the effect of exchange rate differences, potential variations in the amount of expense for share-based awards recognized from period to period due to changes in the price of our common stock and the related tax benefit or expense, the irregularity with which management acquires intangible assets, the non-cash interest expense related to the debt discount, the exclusion of any share dilution that is expected to be offset by the convertible note hedge transactions, transaction costs we incurred in connection with business combinations, our reclassification of a portion of repayments of the convertible notes that is attributable to the debt discount as a cash outflow from operating activities rather than a cash outflow from financing activities, and changes in the deductibility of share-based compensation granted to certain executives. Management also uses non-GAAP measures as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Our disclosure of non-GAAP financial measures allows investors to evaluate the Company's performance using information used by management.

The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated September 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 19, 2018	RED HAT, INC.

		By:	/s/ ERIC R. SHANDER
		Name:	Eric R. Shander
		Title:	Executive Vice President and Chief Financial Officer